Exhibit 10.01

STOCK EXCHANGE AGREEMENT

This STOCK EXCHANGE AGREEMENT (this "Agreement") is dated as of May 02, 2014, by and among MedTest, Inc. a (aka, CB SCIENTIFIC) Nevada corporation ("MT"), Charles Wayne Steinberg, Derek Allen Lebahn (each, a "Stockholder," collectively, the "Stockholders"), HempTech Corp., a wholly-owned subsidiary of FutureWorld Energy, a Delaware Corporation ("FutureWorld").

WHEREAS, MT, the Stockholders and FutureWorld have determined that it is in their best interest for the Stockholders to transfer all of the 1,000 issued and outstanding shares of common stock of MedTest, Inc. (the "MT Stock") to FutureWorld in exchange for common stock of FutureWorld on the terms and conditions described herein;

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Exchange of Stock.

1.1. Exchange of Stock. Subject to the terms and conditions hereof, on the Closing Date, as hereinafter defined, the Stockholders shall transfer all of the issued and outstanding shares of MedTest, Inc. Stock (the “MT Stock”) to FutureWorld and FutureWorld shall transfer to the Stockholders 5,000,000 newly issued restricted shares of common Stock of FutureWorld (the “FutureWorld Stock”) in exchange for MT Stock in the following manner:

a)	1,500,000 shares at the closing of this agreement;
b)	3,500,000 shares at the successful product pilot and proof of effectiveness.

MT stockholder will also receive the following earn-out on post product launch:

a)	$3 for each test pack sold (retail with payments received) paid to the shareholders (with the assumption of sale price of $60>). If wholesale or if less than $30 per test pack, earn-out will drop to $1.5 per test pack but no more or less than 5% of total value.

The number of shares of MT Stock owned by, and to be delivered to FutureWorld by, each Stockholder in the number of shares of FutureWorld Stock to be received by each Stockholder shall be as specified in Schedule A, which is attached hereto and incorporated herein by reference. Each of the Stockholders shall execute and deliver to FutureWorld a Lockup Agreement in the form which is attached hereto as Exhibit B.

1.2. Closing. The closing of the transactions referred to in Section 1 hereof (the "Closing") shall take place at 10 o’clock a.m. PDT on May02, 2014, at the offices of MT or at such other time and/or place as the parties may agree upon. Such date is herein referred to as the "Closing Date."

2. Representations of the Stockholders.

2.1. MT Stock. Each Stockholder represents and warrants that all of MT Stock has been duly authorized and issued to the Stockholders, that no other MT Stock is issued or outstanding, that no other equity securities of MT are outstanding, and that there are no outstanding options, warrants, or other contractual rights pursuant to which any person has the right to purchase any shares of MT stock or other MT securities. Each Stockholder represents and warrants that the shares of MT Stock shown as owned by such person on Schedule A are owned by such Stockholder free and clear of all liens and/or encumbrances, and that such Stockholder has the authority and power to transfer good title to such MT Stock in accordance with this Agreement free and clear of all liens and/or encumbrances.

2.2. Corporate Status. MT is duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its businesses or the character or ownership of its properties makes such licensing or qualification necessary.

2.3. Authorization and Validity of Agreement. MT and the Stockholders have full power and authority (to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by MT and, assuming the due execution of this Agreement by FutureWorld, is a valid and binding obligation of MT, enforceable against MT in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

2.4. Consents and Approvals; No Violations. The execution and delivery of this Agreement by MT and the Stockholders and the consummation by MT and the Stockholders of the transactions contemplated herein and the other transactions contemplated hereby (a) will not violate the provisions of the Articles of Incorporation or Bylaws of MT, (b) will not violate any statute, rule, regulation, order or decree of any public body or authority by which MT is bound or by which any of its properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any United States governmental or regulatory body, agency or authority on or prior to the Closing Date, and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets of MT under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which MT is a party, or by which they or any of its properties or assets may be bound.

2.5. Financial Statements. The financial statements of MT furnished to FutureWorld, consisting of

__________________________ ____________, (the “Financial Statements”) are correct and fairly present the financial condition of MT as of these dates and for the periods stated therein; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein. These Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

2.6. Undisclosed Liabilities. MT has no material liabilities of any nature except to the extent reflected or reserved against in its balance sheets included in the Financial Statements, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due.

2.7. Interim Changes. Except as set forth in Schedule 2.7, since the dates of its balance sheet, there have been no (i) changes in the financial condition, assets, liabilities or business of MT, which in the aggregate, have been materially adverse; (ii) damages, destruction or loss of or to the property of MT, payment of any dividend or other distribution in respect of the capital stock of MT or any direct or indirect redemption, purchase or other acquisition of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

2.8. Title to Property. MT has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in its balance sheets, and the properties and assets of MT are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the financial statements of MT, with respect to which no default exists.

2.9. Litigation. There is no litigation or proceeding pending, or to the knowledge of MT or the

Stockholders, threatened, against or relating to MT or its properties or business, except litigation which is not expected to have any material adverse effect on MT. Further, no officer, director or person who may be deemed to be an affiliate of MT is party to any material legal proceeding which could have an adverse effect on MT (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to MT.

2.10. Books and Records. From the date of this Agreement to the Closing, Stockholders will cause MT to (i) give to FutureWorld and its representatives full access during normal business hours to all of MT offices, books, records, contracts and other corporate documents and properties so that FutureWorld may inspect and audit them; and (ii) furnish such information concerning the properties and affairs of MT as FutureWorld may reasonably request.

2.11. Tax Returns. MT has filed all federal and state income or franchise tax returns that have been required to be filed by it or has received currently effective extensions of the required filing dates.

2.12. Confidentiality. Until the Closing (and continuously if there is no Closing), MT, Stockholders and their representatives will keep confidential any information which they obtain from FutureWorld concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by May 09, 2014, MT and Stockholders will return to FutureWorld all written matter with respect to FutureWorld obtained by them in connection with the negotiation or consummation of this Agreement.

2.13. Environmental Matters. MT and Stockholders have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of MT or its predecessors. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

2.14. Access to Information Regarding FutureWorld. MT and Stockholders acknowledge that FutureWorld has delivered to them copies of what has been represented to be documentation containing all material information respecting FutureWorld and its present and contemplated business operations, potential acquisitions, management and other factors, by personal delivery to them; that they have had a reasonable opportunity to review such documentation and to discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the management of FutureWorld with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

3. Representations and Warranties of FutureWorld. FutureWorld hereby represents and warrants to Stockholders that:

3.1. FutureWorld Common Stock. All of the common stock of FutureWorld have been duly authorized, validly issued, fully paid and are non-assessable. Upon issuance, FutureWorld Stock shall be duly authorized, validly issued, fully paid and non-assessable.

3.2. Authorization and Validity of Agreement. FutureWorld has full power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by FutureWorld and, assuming the due execution of this Agreement by each of Stockholders, is a valid and binding obligation of FutureWorld, enforceable against FutureWorld in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

3.3. Consents and Approvals; No Violations. The execution and delivery of this Agreement by FutureWorld and the consummation by FutureWorld of the exchange of stock contemplated herein and the other transactions contemplated hereby (a) will not violate the provisions of the Articles of Incorporation or Bylaws of FutureWorld, (b) will not violate any statute, rule, regulation, order or decree of any public body or authority by which FutureWorld is bound or by which any of its properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any United States governmental or regulatory body, agency or authority on or prior to the Closing Date (as defined in Section 1.3), and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets of FutureWorld under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which FutureWorld is a party, or by which they or any of its properties or assets may be bound.

3.4. Organization and Good Standing. FutureWorld is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on FutureWorld.

3.5. Capitalization. FutureWorld's authorized capital stock consists of 1,000,000,000 shares of common stock, $.0001 par value per share, 446,000,000 of which are issued and outstanding and 50,000,000 shares of preferred stock, 30,000,000 of which are issued and outstanding as Series A Preferred Stock. All of the issued and outstanding shares of FutureWorld common stock and preferred stock were duly authorized for issuance and are validly issued, fully paid and non-assessable. There are no options, warrants, convertible securities, any rights of first refusal, any preemptive rights or any other right to acquire equity securities of FutureWorld outstanding.

3.6. Subsidiaries. FutureWorld does, directly or indirectly, own shares of capital stock or other equity interest in, has made an investment in, and does control or have proprietary interest in, corporation, partnership, joint venture or other business association or entity.

3.7. Securities Law Compliance. FutureWorld has filed all reports required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as FutureWorld was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Documents "). The SEC Documents constitute all of the documents and reports that FutureWorld was required to file with the Securities and Exchange Commission (“SEC”) pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of FutureWorld included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved

(except as may be indicated in the notes thereto) and fairly present the financial position of FutureWorld as of the dates thereof and its statements of operations, Stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on FutureWorld, its business, financial condition or results of operations). Except as and to the extent set forth in the financial statements, FutureWorld has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not).

3.8. Financial Statements.

3.8.1. SEC Documents can be found on SEC.GOV, which may include financials and announcements. FutureWorld's Audited Financial Statements are (i) in accordance with the books and records of FutureWorld, (ii) correct and complete, (iii) fairly present the financial position and results of operations of FutureWorld as of the dates indicated, and (iv) prepared in accordance with U.S. GAAP (except that (x) unaudited financial statements may not be in accordance with U.S. GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on FutureWorld, its business, financial condition or results of operations).

3.8.2. Events Subsequent to Financial Statements. Except as reflected in the Annual Report on Form 10-K for the annual period ended March 31, 2013, since March 31, 2012:

3.8.2.1. FutureWorld has not entered into any transaction or contract or conducted any business other than seeking a business combination or other strategic transaction;

3.8.2.2. FutureWorld has not failed to pay and discharge its current liabilities in the ordinary course of business consistent with past practice;

3.8.2.3. FutureWorld has not incurred any indebtedness or liability or assumed any obligations other than in the ordinary course of business;

3.8.2.4. FutureWorld has not waived or released any right of any material value;

3.8.2.5. FutureWorld has not paid any compensation or benefits to officers or directors of FutureWorld other than in the ordinary course of business;

3.8.2.6. FutureWorld has not made or authorized any amendment in the Certificate of Incorporation or Bylaws of FutureWorld;

3.8.2.7. there has been no material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of FutureWorld.

3.9. Public Trading of FutureWorld. FutureWorld has never been listed on any national stock exchange or national market system in the United States or elsewhere, and its common stock is currently quoted in the OTCQB. FutureWorld is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all listing and maintenance requirements.

3.10. Litigation. There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of FutureWorld, threatened against FutureWorld (or to the knowledge of FutureWorld, pending or threatened, against any of the officers or directors of FutureWorld with respect to their business activities on behalf of FutureWorld), or to which FutureWorld is otherwise a party, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of FutureWorld is there any reasonable basis for any such action, proceeding or investigation.

3.11. Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any U.S. federal or state governmental authority on the part of FutureWorld required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing.

3.12. Third Party Consents. All third party consents, approvals, orders or authorizations required to be obtained by FutureWorld in connection with the consummation of the transactions contemplated herein have been obtained.

3.13. Disclosure. The representations and warranties and statements of fact made by FutureWorld in this Agreement are accurate, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

3.15. Investment Representations. FutureWorld hereby represents to each Stockholder that:

3.15.1. FutureWorld has such knowledge and experience in financial and business matters so as to be capable of evaluating and understanding, and has evaluated and understood, the merits and risks of an investment in MT and the acquisition of the MT Stock, and FutureWorld has been given the opportunity to (i) obtain information and to examine all documents relating to MT and MT's business, to (ii) ask questions of, and to receive answers from, MT concerning MT, MT's business and the terms and conditions of an investment in MT, and to (iii) obtain any additional information, to the extent MT possesses such information or could acquire such information without unreasonable effort or expense, necessary to verify the accuracy of any information previously furnished. All such questions have been answered to FutureWorld's full satisfaction, and all information and documents, records and books pertaining to an investment in MT which FutureWorld has requested have been made available to FutureWorld.

3.15.2. FutureWorld is able to bear the substantial economic risks of its investment in MT and the purchase of the MT Stock in that, among other factors, FutureWorld can afford to hold the MT Stock for an indefinite period and can afford a complete loss of FutureWorld's investment in MT.

3.15.3. No material adverse change in FutureWorld's financial condition has taken place during the past twelve months, and FutureWorld will have sufficient liquidity with respect to FutureWorld's net worth for an adequate period of time to provide for FutureWorld's needs and contingencies.

3.15.4. FutureWorld is relying solely on FutureWorld's own decision or the advice of FutureWorld's own adviser(s) with respect to an investment in MT and the acquisition of the MT Stock, and has neither received nor relied on any communication from MT, MT's officers or MT's agents regarding any legal, investment or tax advice relating to an investment in MT and the acquisition of the MT Stock.

3.15.5. The MT Stock is being acquired by FutureWorld for FutureWorld's own account, for investment and not with a view to, or in connection with, any public offering or distribution of the same and without any present intention to sell the same at any particular event or circumstances. FutureWorld has no agreement or other arrangement with any person to sell, transfer or pledge any part of the MT Stock which would guarantee FutureWorld any profit or provide any guarantee to FutureWorld against any loss with respect to the MT Stock.

3.15.6. FutureWorld understands that the MT Stock has not been registered under the United States Securities Act of 1933, as amended (the "Act") or applicable state or other securities laws, and the MT Stock is being offered and sold under an exemption from registration provided by such laws and the rules and regulations thereunder; further, FutureWorld understands that MT is under no obligation to register the MT Stock or to comply with any applicable exemption under any applicable securities laws with respect to the MT Stock. FutureWorld must bear the economic risks of an investment in the MT Stock for an indefinite period of time because it is not anticipated that there will be any market for the MT Stock and because the MT Stock cannot be resold unless subsequently registered under applicable securities laws or unless an exemption from such registration is available. FutureWorld also understands that the exemption provided by Rule 144 under the Act may not be available because of the conditions and limitations of such Rule, and that in the absence of the availability of such Rule, any disposition by FutureWorld of any portion of the MT Stock may require compliance with some other exemption under the Act.

4. Stockholder Investment Representations. Stockholders each hereby represent to FutureWorld, jointly but not severally, that:

4.1. Stockholder has such knowledge and experience in financial and business matters so as to be capable of evaluating and understanding, and has evaluated and understood, the merits and risks of an investment in FutureWorld and the acquisition of securities of FutureWorld, and Stockholder has been given the opportunity to (i) obtain information and to examine all documents relating to FutureWorld and FutureWorld's business, to (ii) ask questions of, and to receive answers from, FutureWorld concerning FutureWorld, FutureWorld's business and the terms and conditions of an investment in FutureWorld, and to (iii) obtain any additional information, to the extent FutureWorld possesses such information or could acquire such information without unreasonable effort or expense, necessary to verify the accuracy of any information previously furnished. All such questions have been answered to Stockholder's full satisfaction, and all information and documents, records and books pertaining to an investment in FutureWorld which Stockholder has requested have been made available to Stockholder.

4.2. Stockholder is able to bear the substantial economic risks of Stockholder's investment in the FutureWorld Stock in that, among other factors, Stockholder can afford to hold the FutureWorld Stock for an indefinite period and can afford a complete loss of Stockholder's investment in FutureWorld.

4.3. Stockholder is relying solely on Stockholder's own decision or the advice of Stockholder's own advisor(s) with respect to an investment in FutureWorld and the acquisition of securities of FutureWorld, and has neither received nor relied on any communication from FutureWorld, FutureWorld's officers or FutureWorld's agents regarding any legal, investment or tax advice relating to an investment in FutureWorld and the acquisition of the FutureWorld Stock.

4.4. The FutureWorld Stock is acquired by Stockholder for Stockholder's own account, for investment and not with a view to, or in connection with, any public offering or distribution of the same and without any present intention to sell the same at any particular event or circumstances. Stockholder has no agreement or other arrangement with any person to sell, transfer or pledge any part of the FutureWorld Stock which would guarantee Stockholder any profit or provide any guarantee to Stockholder against any loss with respect to the FutureWorld Stock.

4.5. Stockholder understands that no federal, state or other governmental agency of the United States or any other territory or nation has passed on or made any recommendation or endorsement of an investment in the FutureWorld Stock.

4.7. Stockholder understands that the FutureWorld Stock has not been registered under the United States Securities Act of 1933, as amended (the "Act") or applicable state or other securities laws, and the FutureWorld Stock is offered and sold under an exemption from registration provided by such laws and the rules and regulations thereunder; further, Stockholder understands that FutureWorld is under no obligation to the FutureWorld Stock or to comply with any applicable exemption under any applicable securities laws with respect to the FutureWorld Stock . Stockholder must bear the economic risks of an investment in the FutureWorld Stock for an indefinite period of time because it is not anticipated that there will be any market for the FutureWorld Stock and because the FutureWorld Stock cannot be resold unless subsequently registered under applicable securities laws or unless an exemption from such registration is available. Stockholder also understands that the exemption provided by Rule 144 under the Act may not be available because of the conditions and limitations of such Rule, and that in the absence of the availability of such Rule, any disposition by Stockholder of any portion of the FutureWorld Stock may require compliance with some other exemption under the Act.

4.8. Stockholder has been informed that legends referring to the restrictions indicated herein are placed on the certificate(s) evidencing securities of FutureWorld to be held by Stockholder.

4.9. Stockholder agrees that the foregoing representations and warranties will survive the sale of securities of FutureWorld to Stockholder, as well as any investigation made by any party relying on same.

5. Conditions to Obligations.

5.1. FutureWorld. The obligations of FutureWorld to deliver the FutureWorld Stock on the Closing Date is conditioned upon the satisfaction or waiver of the following conditions:

5.1.1. Truth of Representations and Warranties. The representations and warranties of MT and Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of such date (except to the extent that any such representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date).

5.1.2. Performance of Agreements. All of the agreements of MT and the Stockholders to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

5.1.3. No Injunction. No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

5.1.4. No Litigation. There shall not be any action, suit or proceeding pending or threatened that seeks to (i) make the consummation of the transactions contemplated hereby illegal or otherwise restrict or prohibit consummation thereof or (ii) require the divestiture by FutureWorld or any of its subsidiaries or Affiliates of shares of stock or of any business, assets or property of any of its subsidiaries or Affiliates, or impose any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties or stock and which, in either case, in the reasonable, good faith determination of FutureWorld has a significant likelihood of having a material adverse effect on FutureWorld.

5.2. Stockholders and MT. The delivery of the MT Stock to FutureWorld by Stockholders on the Closing Date is conditioned upon the satisfaction or waiver, at or prior to the Closing of the following conditions:

5.2.1. Truth of Representations and Warranties. The representations and warranties of FutureWorld contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of such date (except to the extent that any such representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date).

5.2.2. Performance of Agreements. All of the agreements of FutureWorld to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

5.2.3. No Injunction. No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

5.2.4. No Litigation. There shall not be any action, suit or proceeding pending or threatened that seeks to (i) make the consummation of the transactions contemplated hereby illegal or otherwise restrict or prohibit consummation thereof or (ii) require the divestiture by FutureWorld or any of its subsidiaries or Affiliates of shares of stock or of any business, assets or property of any of its subsidiaries or Affiliates, or impose any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties or stock and which, in either case, in the reasonable, good faith determination of FutureWorld has a significant likelihood of having a material adverse effect on FutureWorld.

6. Miscellaneous.

6.1. Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated herein. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

6.2. Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

6.3. Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter, and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

6.4. Assignments, Successors and No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section.

6.5. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this

Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.6. Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles" and "Sections" refer to the corresponding Articles and Sections of this Agreement.

6.7. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

6.8. Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, so long as such facsimile or e-mail is followed by a copy sent by mail; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

To FutureWorld: To MedTest, Inc. Corporation

FutureWorld Energy, Inc.

3637 4th Street North #330 _________________________

St. Petersburg, FL 33731 _________________________

Facsimile: (813) 354-2739 CEO/President

Facsimile: (____) __________

To Stockholders:

At the addresses shown on Schedule A

6.9. Governing Law; Consent to Jurisdiction. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida. Any proceeding, action, litigation or claim (a "Proceeding") arising out of or relating to this Agreement or any of the transactions contemplated herein may be brought in the courts of the State of Florida, County of Pinellas, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of Florida, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court. The parties agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth opposite its name below and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by law.

6.10. Waiver of Jury Trial. The parties hereby waive any right to trial by jury in any proceeding arising out of or relating to this agreement or any of the contemplated transactions, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise. The parties agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive trial by jury and that any proceeding whatsoever between them relating to this agreement or any of the contemplated transactions shall instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

6.11. Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

6.12. Indemnification. Each party shall indemnify, defend, and hold harmless the other party against and in respect of any and all liability, claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable professional and attorney's fees, including those arising from settlement negotiations, that such party shall incur or suffer, which arise, result from, or relate to any breach of, or failure by the other party to perform, any of such party's representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by such party under this Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Stock Exchange Agreement to be executed as of the day and year first above written.

HempTech Corp., a Delaware Company MedTest, Inc., (aka, CB Scientific) a Nevada corporation

By:___/s/Sam Talari___________ By:_____/s/Charles Steinberg___

Sam Talari

Title:_______________________

Title:__CEO___________________ By:____/s/Derek Lebahn________

Title:_______________________

MT Stockholders:

Charles Wayne Steinberg

Derek Allen Lebahn

SCHEDULE A

STOCKHOLDERS AND STOCKHOLDINGS

Stockholder # Shares of MT Stock # Shares of FutureWorld

Charles Wayne Steinberg ___500________________________ 750,000 and 1,750,000 (Restricted Common)

Derek Allen Lebahn _______500_________________________ 750,000 and 1,750,000 (Restricted Common)

LOCK-UP AGREEMENT

05/02/2014

Ladies and Gentlemen:

The undersigned is a current or former director, executive officer or beneficial owner of shares of capital stock or membership interests, or securities convertible into or exercisable or exchangeable for the capital stock or membership interests (each, a “Company Security”) of MedTest Inc., a Nevada company (the “Company”). The undersigned understands that the Company will merge or otherwise combine (the “Merger”) with and, as a result, become a wholly-owned subsidiary of, FutureWorld Energy, Inc. a publicly traded Delaware company (“Parent”), concurrently with the stock exchange agreement by Parent of 5,000,000 shares of restricted common stock of Parent’s securities (the “Shares”, and the transaction, the “Stock Exchange Agreement”). The undersigned understands that the Company, Parent and each investor in the Stock Exchange Agreement will proceed with the Transaction in reliance on this Letter Agreement.

1. Lockup. In recognition of the benefit that the Stock Exchange Agreement will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company, Parent, and each investor in the Transaction, that, during the period beginning on the closing date of the Merger (the “Closing Date”) and ending eighteen (18) months after such date (the “Lockup Period”), the undersigned will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of Parent (each, a “Parent Security”), beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Parent Security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Parent Security (each of the foregoing, a “Prohibited Sale”). This Letter Agreement shall apply to all Parent Shares owed by the undersigned including Parent Shares issued to the undersigned in connection with the Merger.

2. Leak Out Provision. Notwithstanding the restrictions in Section 1 herein, the undersigned may sell up to 5% of the Parent Securities owed by the undersigned in any given calendar month, beginning with the first full calendar month after the date that is the twelve month anniversary of this Letter Agreement.

3. Permitted Transfers. Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any shares of a Parent Security: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding Parent Security subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of this Letter Agreement for the balance of the Lockup Period.

4. Opinion of Counsel. Any Parent Security of the undersigned shall contain a restrictive “lock-up” legend governed by the terms of this Letter Agreement. The Parent’s transfer agent shall only accept an opinion of counsel to remove such legend from counsel acceptable to the Company. An opinion from Laura Anthony or Craig Huffman, Esq. and any firm with which they are associated shall be deemed acceptable counsel to the Company.

5. Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the Florida.

6. Miscellaneous. This Letter Agreement will become a binding agreement among the undersigned as of the date hereof. In the event that no closing of the Merger or the Funding Transaction occurs, this Letter Agreement shall be null and void. This Letter Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of Parent and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Letter Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Letter Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

Very truly yours, Sam Talari – CEO

____/s/Sam Talari__________________________

Number of shares of Common Stock owned:

Certificate Numbers: _____________________________

Accepted and Agreed to:

HempTech Corp., a Delaware company

By:_____/s/Sam Talari_______________

Name: Sam Talari

Title: CEO

MedTest Inc., (aka, CB Scientific) a Nevada company

By:___/s/Charles Steinberg________________ By:___/s/Derek Lebahn__

Name: Charles Wayne Steinberg Name: Derek Allen Lebahn